Exhibit 99.1

225 West Wacker Drive	Telephone:	+1 312 696-6000
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Media Contact:

Margaret Kirch Cohen 312-696-6383  margaret.cohen@morningstar.com

Investors: Please submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar Announces Appointment of Peng Chen as President of Ibbotson Associates

CHICAGO, Aug. 2, 2006 — Morningstar, Inc. (NASDAQ: MORN) today announced the appointment of Peng Chen, 35, Ph.D., CFA, as president of Ibbotson Associates, a registered investment advisor and wholly owned subsidiary of Morningstar. Chen replaces Mike Henkel, who will serve as a consultant until June 30, 2007. Chen will also remain chief investment officer for Ibbotson, reporting to Tao Huang, chief operating officer for Morningstar.

Joe Mansueto, Morningstar’s chairman and chief executive officer, said, “Mike was instrumental to the integration of Ibbotson following our acquisition earlier this year.  Now that the integration is complete, Mike has decided he wants to do something new.  He will stay on to help transition Peng into his new role, and then he’ll work for us on a consulting basis, supporting our retirement advice and investment consulting areas.”

Mansueto added, “Peng has been with Ibbotson for almost nine years and is a respected researcher and one of the foremost authorities on asset allocation. He played a key role in helping to build Ibbotson’s business and contributed to the development of several Ibbotson products, particularly its investment consulting and 401(k) advice/managed retirement account services. Peng has the leadership qualities we need in this role, and we’re delighted that he is joining our senior management team.”

Prior to Morningstar’s acquisition, Chen served as managing director and chief investment officer for Ibbotson. His writings have appeared in Financial Analysts Journal, Journal of Portfolio Management, Journal of Investing, Journal of Financial Planning, and The American Association of Individual Investors Journal. He received the “Articles of Excellence” award from the Certified Financial Planner Board in 1996 and the 2003 “Graham and Dodd Scroll” award from the Financial Analysts Journal. Chen received a bachelor’s degree in

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Industrial Management Engineering from Harbin Institute of Technology and a master’s and doctorate in Consumer Economics from Ohio State University.

Ibbotson Associates, a leading authority on asset allocation, was founded by Professor Roger Ibbotson in 1977. The company has been entrusted to create asset allocation models for many of the largest companies in the finance and investment industries.  Morningstar acquired Ibbotson in March 2006.  Ibbotson is now part of Morningstar’s Institutional Business Segment, and is a leading provider of retirement advice and investment consulting services to institutions.

About Morningstar, Inc.
Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on approximately 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 13 countries and minority ownership interests in companies in three other countries.

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Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the SEC, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

©2006 Morningstar, Inc.  All rights reserved.

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